EXHIBIT A

                    Share Ownership of the Portfolios


         The following table sets forth the information concerning beneficial ownership, as of ________________, 1999, of the Portfolios' shares by each person who beneficially owns more than five percent of the voting securities of any Portfolio of the Fund:


------------------------------- ---------------------------- ---------------------------- ----------------------------
                                                                                          Percentage of Outstanding
Name and Address of                                          Number of Shares             Shares Owned
Shareholder                     Name of Portfolio            Beneficially Owned
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------